Exhibit 99.1

FOR IMMEDIATE RELEASE

May 14, 2025

First Busey Corporation Prices Depositary Share Offering

LEAWOOD, KS—First Busey Corporation (“Busey”) (Nasdaq: BUSE), the holding company for Busey Bank and CrossFirst Bank, announced the pricing of an underwritten public offering of 8,000,000 depositary shares, each representing a 1/40th ownership interest in a share of its 8.25% Fixed Rate Series B Non-Cumulative Perpetual Preferred Stock (the “Series B preferred stock”), with a liquidation preference of $1,000 per share (equivalent to $25.00 per depositary share).

When, as, and if declared by the board of directors of Busey, dividends will be payable on the Series B preferred stock from the date of issuance at a rate of 8.25% per annum, payable quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on September 1, 2025. Busey may redeem the Series B preferred stock at its option at a redemption price equal to $25.00 per depositary share, as described in the prospectus supplement and accompanying prospectus relating to the offering.

Net proceeds from the offering are expected to be used to redeem Busey’s 5.25% Fixed-to-Floating Rate Subordinated Notes due 2030, and for general corporate purposes including to support balance sheet growth of Busey Bank.

Busey intends to apply to list the depositary shares on the Nasdaq Global Select Market under the symbol “BUSEP.”

Piper Sandler & Co., Morgan Stanley & Co. LLC and Keefe, Bruyette & Woods, Inc. are serving as joint bookrunning managers for the offering, and Janney Montgomery Scott LLC is acting as the co-manager.

The Company expects to close the offering, subject to customary conditions, on or about May 20, 2025.

The Company filed a “shelf” registration statement (File No. 333-274620) (including a base prospectus (the “Base Prospectus”)) on September 21, 2023 and the related preliminary prospectus supplement on May 13, 2025 (the “Preliminary Prospectus Supplement”) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, Busey, any underwriter or any dealer participating in the offering will arrange to send you the Base Prospectus and the Preliminary Prospectus Supplement if you request it by emailing Piper Sandler & Co. at fsg-dcm@psc.com or calling Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 or Keefe, Bruyette & Woods, A Stifel Company at 1-800-966-1559.

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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Corporate Profile

As of March 31, 2025, First Busey Corporation (Nasdaq: BUSE) was a $19.46 billion financial holding company headquartered in Leawood, Kansas.

Busey Bank, a wholly-owned bank subsidiary of First Busey Corporation headquartered in Champaign, Illinois, had total assets of $11.98 billion as of March 31, 2025. Busey Bank currently has 62 banking centers, with 21 in Central Illinois markets, 17 in suburban Chicago markets, 20 in the St. Louis Metropolitan Statistical Area, three in Southwest Florida, and one in Indianapolis. More information about Busey Bank can be found at busey.com.

CrossFirst Bank, a wholly-owned bank subsidiary of First Busey Corporation headquartered in Leawood, Kansas, had total assets of $7.45 billion as of March 31, 2025. CrossFirst Bank currently has 16 banking centers located across Arizona, Colorado, Kansas, Missouri, New Mexico, Oklahoma, and Texas. More information about CrossFirst Bank can be found at crossfirstbank.com. It is anticipated that CrossFirst Bank will be merged with and into Busey Bank on June 20, 2025.

Through Busey’s Wealth Management division, the Company provides a full range of asset management, investment, brokerage, fiduciary, philanthropic advisory, tax preparation, and farm management services to individuals, businesses, and foundations. Assets under care totaled $13.68 billion as of March 31, 2025. More information about Busey’s Wealth Management services can be found at busey.com/wealth-management.

Busey Bank’s wholly-owned subsidiary, FirsTech, specializes in the evolving financial technology needs of small and medium-sized businesses, highly regulated enterprise industries, and financial institutions. FirsTech provides comprehensive and innovative payment technology solutions, including online, mobile, and voice-recognition bill payments; money and data movement; merchant services; direct debit services; lockbox remittance processing for payments made by mail; and walk-in payments at retail agents. Additionally, FirsTech simplifies client workflows through integrations enabling support with billing, reconciliation, bill reminders, and treasury services. More information about FirsTech can be found at firstechpayments.com.

For the fourth consecutive year, Busey was named among 2025’s America’s Best Banks by Forbes. Ranked 88th overall, Busey was one of seven banks headquartered in Illinois included on this year’s list. Busey was also named among the 2024 Best Banks to Work For by American Banker, the 2024 Best Places to Work in Money Management by Pensions and Investments, the 2024 Best Places to Work in Illinois by Daily Herald Business Ledger, the 2025 Best Places to Work in Indiana by the Indiana Chamber of Commerce, and the 2024 Best Companies to Work For in Florida by Florida Trend magazine. We are honored to be consistently recognized globally, nationally and locally for our engaged culture of integrity and commitment to community development.

First Busey Corporation Contacts

For Financials:	For Media:
Scott Phillips, Interim CFO	Amy L. Randolph, EVP& COO
First Busey Corporation	First Busey Corporation
(239) 689-7167	(217) 365-4049
scott.phillips@busey.com	amy.randolph@busey.com

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Busey’s financial condition, results of operations, plans, objectives, future performance, and business. Forward-looking statements, which may be based upon beliefs, expectations, and assumptions of Busey’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” “position,” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Busey undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond Busey’s ability to control or predict, could cause actual results to differ materially from those in any forward-looking statements. These factors include, among others, the following: (1) the strength of the local, state, national, and international economies and financial markets (including effects of inflationary pressures, the threat or implementation of tariffs, trade wars, and changes to immigration policy); (2) changes in, and the interpretation and prioritization of, local, state, and federal laws, regulations, and governmental policies (including those concerning Busey's general business); (3) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics, or other adverse external events that could cause economic deterioration or instability in credit markets (including Russia’s invasion of Ukraine and the conflict in the Middle East); (4) unexpected results of acquisitions, including the acquisition of CrossFirst Bankshares, Inc., which may include the failure to realize the anticipated benefits of the acquisitions and the possibility that the transaction and integration costs may be greater than anticipated; (5) the imposition of tariffs or other governmental policies impacting the value of products produced by Busey's commercial borrowers; (6) new or revised accounting policies and practices as may be adopted by state and federal regulatory banking agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission, or the Public Company Accounting Oversight Board; (7) changes in interest rates and prepayment rates of Busey’s assets (including the impact of sustained elevated interest rates); (8) increased competition in the financial services sector (including from non-bank competitors such as credit unions and fintech companies) and the inability to attract new customers; (9) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (10) the loss of key executives or associates, talent shortages, and employee turnover; (11) unexpected outcomes and costs of existing or new litigation, investigations, or other legal proceedings, inquiries, and regulatory actions involving Busey (including with respect to Busey’s Illinois franchise taxes); (12) fluctuations in the value of securities held in Busey’s securities portfolio, including as a result of changes in interest rates; (13) credit risk and risk from concentrations (by type of borrower, geographic area, collateral, and industry), within Busey's loan portfolio and large loans to certain borrowers (including commercial real estate loans); (14) the concentration of large deposits from certain clients who have balances above current Federal Deposit Insurance Corporation insurance limits and may withdraw deposits to diversify their exposure; (15) the level of non-performing assets on Busey’s balance sheets; (16) interruptions involving information technology and communications systems or third-party servicers; (17) breaches or failures of information security controls or cybersecurity-related incidents; (18) the economic impact on Busey and its customers of climate change, natural disasters, and exceptional weather occurrences such as tornadoes, hurricanes, floods, blizzards, and droughts; (19) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact Busey's cost of funds; (20) the ability to maintain an adequate level of allowance for credit losses on loans; (21) the effectiveness of Busey’s risk management framework; and (22) the ability of Busey to manage the risks associated with the foregoing. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

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